Exhibit 99.1

Jul 30, 2026

Nixxy Announces Strategic AI Infrastructure Platform Initiative

Company Reaffirms Commitment to Nakota Development and Long-Term AI Infrastructure Strategy

NEW YORK--(BUSINESS WIRE)--Nixxy, Inc. (Nasdaq: NIXX) today announced it is currently in negotiations directly with the developer of the Nakota project to procure the Nakota property and provide all funds required to obtain the necessary permits and approvals to advance the project. In addition, the company is working on a long-term global definitive agreement to acquire the entire project. The new structure will allow Nixxy to own a much larger percentage of the Nakota project than previously contemplated.

Reaffirming Commitment to Nakota Development

The Company reaffirmed that it remains committed to advancing the Nakota development opportunity. The evaluation process reinforced Nixxy's confidence in the Nakota opportunity and highlighted the value of a more direct role in advancing its development. Now, Nixxy has greater flexibility to advance Nakota as a cornerstone of its broader AI infrastructure platform and to engage directly with strategic capital, infrastructure, and commercial partners. Therefore, given this strategic initiative, the previously disclosed Letter of Intent relating to the proposed Tachyon9 transaction has concluded upon its expiration.

Management and the Board of Directors believe the evaluation process strengthened the Company's strategic direction and supported a broader, more compelling long-term strategy focused on artificial intelligence infrastructure and digital energy development. “Over the past several months, we have continued to evaluate the extraordinary pace of investment occurring across the AI ecosystem. That work reinforced our belief that the greatest long-term opportunity is not simply participating in individual transactions, but building a platform capable of developing, owning, financing, and operating the infrastructure that powers artificial intelligence,” said Chairman and CEO David Kratochvil.

Nakota Project

Nakota is envisioned as a next-generation AI infrastructure campus integrating dedicated power generation, natural gas infrastructure, digital infrastructure, and scalable expansion capabilities designed to support the rapidly growing demand for artificial intelligence computing. The Company intends to continue advancing development activities while evaluating strategic capital partners, customers, and infrastructure investors to support the project's long-term growth.

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Looking Ahead

The Company believes that artificial intelligence represents one of the largest infrastructure investment cycles in modern history. Management expects future growth will be driven by increasing demand for reliable power, digital infrastructure, and integrated development capabilities. As its strategic review progresses, Nixxy expects to provide additional updates regarding corporate initiatives, development activities, strategic partnerships, and long-term capital plans.

About Nixxy, Inc.

Nixxy, Inc. (Nasdaq: NIXX) is pursuing a strategy to develop and invest in critical infrastructure supporting the accelerating demand for artificial intelligence, digital infrastructure, and advanced energy systems. Through disciplined capital allocation and strategic partnerships, the Company seeks to originate, develop, finance, operate, and optimize infrastructure assets positioned to support long-term growth across the AI economy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company's strategic plans, development activities, potential acquisitions, financing initiatives, project timelines, anticipated market opportunities, and future operating performance. Actual results may differ materially due to a variety of risks and uncertainties, including the Company's ability to execute its strategic initiatives, obtain financing, complete acquisitions, develop projects, secure commercial agreements, and other factors described in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Contacts

Nixxy Investor Relations: ir@nixxy.com

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